UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-1705

(Address of principal executive offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being submitted to correct a Form 8-K which was submitted on January 23, 2007 by Celsion Corporation. The referenced Form 8-K listed the Date of the Report (Date of earliest event reported) as January 23, 2007 instead of January 22, 2007. In every other respect the Form 8-K was correct as submitted.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 22, 2007, the Board of Directors of Celsion Corporation (the “Company”) appointed Michael H. Tardugno as a member of the Board of Directors of the Company. Mr. Tardugno joined the Company as President and Chief Executive Officer on January 3, 2007. Mr. Tardugno was appointed as a member of the Board of Directors in connection with his appointment as President and Chief Executive Officer, as contemplated in the Employment Agreement, dated as of January 3, 2007, between Mr. Tardugno and the Company.

On January 22, 2007, Mr. Anthony P. Deasey resigned from the Board of Directors of the Company. Mr. Deasey was appointed to the Board of Directors when he was appointed Interim President and Chief Executive Officer of the Company on October 6, 2006. Mr. Deasey resigned from his position as Interim President and Chief Executive Officer upon the appointment of Mr. Tardugno as President and Chief Executive Officer on January 3, 2007. Mr. Deasey will continue to be employed as Executive Vice President, Chief Operating and Chief Financial Officer of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Celsion Corporation

Date: January 22, 2007	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Chief Financial Officer